UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 2, 2011

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

6000 Spine Road, Suite 100, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 5, 2011, New Frontier Media, Inc., a Colorado corporation (the “Registrant”), issued the attached press release that included financial information for its fiscal 2012 first quarter ended June 30, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K, and shall not be deemed incorporated by reference into any of the Registrant’s registration statements or other filings with the Securities and Exchange Commission.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b); (e)    On August 2, 2011, Mr. Ken Boenish resigned his position as the Registrant’s President and his employment agreement was terminated. In connection with the resignation, the Registrant entered into a transition services and consulting agreement with Mr. Boenish pursuant to which Mr. Boenish has agreed (i) to provide consulting and related customer transition and support services to the Registrant, as an independent contractor, through August 4, 2012, (ii) not to compete against the Registrant or to solicit its employees to leave the employment of the Registrant during the one-year consulting period, (iii) to a joint release of claims, whether known or unknown, fixed or contingent, covering the period of Mr. Boenish’s employment with the Registrant, and (iv) to a confidentiality and protection of proprietary information and trade secrets agreement.  In exchange for the foregoing services, releases and agreements, the Registrant has agreed to pay Mr. Boenish $30,000 per month through the term of the agreement, as well as reimburse him for his reasonable, pre-approved expenses incurred while performing services for the Registrant, including the use of a telephone and a computer and travel, and pay an amount each month equivalent to medical insurance premiums for Mr. Boenish and his family under COBRA.  The Registrant is pleased that Mr. Boenish has agreed to assist it through this transition period and believes that the arrangement will ensure seamless customer continuity and minimal or no disruption to the Registrant’s operations.  The Registrant does not at this time believe that the resignation will have a material adverse effect on the Registrant’s results of operations or financial condition.

Cautionary Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The forward-looking statements are based on current expectations, estimates and projections made by management. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements under Section 27A of the 1933 Act and Section 21E of the 1934 Act. Words such as “anticipates”, “expects”, “intends”, “plans”, “believes’’, “seeks”, “estimates”, or variations of such words are intended to identify such forward-looking statements.  For example, our expectations that our operations and customer relationships will not be negatively impacted by the departure are forward-looking statements.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  All forward-looking statements made in this press release are made as of the date hereof, and the Registrant assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. Please refer to the Registrant’s most recent annual report on Form 10-K and other periodic filings with the Securities and Exchange Commission (“SEC”) for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports.  Copies of these filings are available through the SEC’s electronic data gathering analysis and retrieval (EDGAR) system at www.sec.gov.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc. dated August 5, 2011 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2011	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
	Name:	Michael Weiner
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release issued by New Frontier Media, Inc. dated August 5, 2011 furnished herewith.